Exhibit 99.2

FIRE CONTROLS ELECTRICAL SYSTEMS INC.

FINANCIAL REPORT

June 30, 2006

FIRE CONTROLS ELECTRICAL SYSTEMS INC.

Financial Report

Table of Contents

Accountant’s Audit Report

Balance Sheet — as at June 30, 2006

Statement of Income — for the year ended June 30, 2006

Statement of Retained Earnings for the year ended June 30, 2006

Statement of Cash Flows for the year ended June 30, 2006

Notes to the Financial Statements

FREDERICK A RUCCI
CERTIFIED PUBLIC ACCOUNTANT

1108 MC BRIDE AVENUE
WEST PATERSON, NJ 07424-2511
TEL: 973-812-9025
FAX: 973-812-9030

January 17, 2008

Board of Directors
Fire Controls Electrical Systems Inc.
431-33 Pearl Street
North Plainfield, NJ

I have audited the accompanying balance sheet of Fire Controls Electrical Systems Inc. as of June 30, 206 and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fire Controls Electrical Systems Inc. as of June 30, 2006, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Respectfully submitted,

Frederick A. Rucci CPA

FIRE CONTROLS ELECTRICAL SYSTEMS INC.
BALANCE SHEET
AS AT JUNE 30, 2006

ASSETS
CURRENT ASSETS:
CASH	$50,824
CONTRACT RECEIVABLES	$553,681
INVENTORY	$181,744
PREPAID EXPENSES & OTHER CURRENT ASSETS	$17,900
TOTAL CURRENT ASSETS	$804,149
PROPERTY & EQUIPMENT
EQUIPMENT	$128,136
VEHICLES	$305,507
FURNITURE & FIXTURES	$30,111
LEASEHOLD IMPROVEMENTS	$11,827
ACCUMULATED DEPRECIATION	$(409,105)
TOTAL PROPERTY & EQUIPMENT	$66,476
OTHER ASSETS
CASH SURRENDER VALUE-LIFE INSURANCE	$53,593
GOODWILL, NET OF AMORTIZATION	$30,667
SECURITY DEPOSITS	$2,400
DEFERRED TAX ASSET	$5.885
DEFERRED LOAN COSTS	$612
TOTAL OTHER ASSETS	$93,157
TOTAL ASSETS	$963,782

SEE ACCOUNTANTS REPORT AND NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL SYSTEMS INC.
BALANCE SHEET
AS AT JUNE 30, 2006

CURRENT LIABILITIES
CURRENT PORTION OF LONG TERM DEBT	$44,228
NOTES PAYABLE-LINES OF CREDIT	$215,286
ACCOUNTS PAYABLE	$252,904
ACCRUED EXPENSES & SUNDRY LIABILITIES	$70,954
DEFERRED REVENUE	$184,578
TOTAL CURRENT LIABILITIES	$767,950
OTHER LIABILITIES
LONG TERM DEBT-NET OF CURRENT PORTION	$42,723
DUE TO SHAREHOLDERS	$10,700
TOTAL LIABILITIES	$53,423
STOCKHOLDER’S EQUITY
COMMON STOCK	$9,500
RETAINED EARNINGS	$147,909
LESS: TREASURY STOCK	$(15,000)
TOTAL STOCKHOLDER’S EQUITY	$142,409
TOTAL LIABILITIES & EQUITY	$963,782

SEE ACCOUNTANTS REPORT AND NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL INC.
STATEMENT OF INCOME (LOSS) AND RETAINED EARNINGS
FOR THE YEAR ENDED JUNE 30, 2006

	AMOUNT	PERCENT
CONTRACT & SERVICE REVENUES	$2,814,508	100.00%
COST OF CONTRACT & SERVICE REVENUE	$1,334,227	47.41%
GROSS PROFIT	$1,480,281	110.95%
OPERATING EXPENSES
SELLING EXPENSES	$420,917	14.96%
ADMINISTRATIVE EXPENSES	$1,032,539	36.69%
TOTAL OPERATING EXPENSES	$1,453,456	51.64%
INCOME (LOSS) FROM OPERATIONS	$26,825	0.95%
OTHER INCOME	$8,002	0.28%
INCOME (LOSS) BEFORE INCOME TAXES	$34,827	1.24%
PROVISION (CREDIT) FOR INCOME TAXES	$6,150	0.22%
NET INCOME (LOSS)	$28,677	1.02%
RETAINED EARNINGS-BEGINNING	$119,232
RETAINED EARNINGS-END	$147,909

SEE ACCOUNTANTS AUDIT REPORT AND NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL SYSTEMS INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME (LOSS)	$28,677
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
DEPRECIATION AND AMORTIZATION EXPENSE	$39,527
DEFERRED TAX BENEFIT	$3,050
PROVISION FOR BAD DEBTS	$(6,135)
GAIN ON DISPOSITION OF ASSETS	$6,001
$42,443
CHANGES IN OPERATING ASSETS AND LIABILITIES
(INCREASE) DECREASE IN CONTRACT RECEIVABLES	$(128,893)
(INCREASE) DECREASE IN INVENTORY	$(38,431)
(INCREASE) DECREASE IN PREPAID EXP AND OTHER	$(3,676)
(INCREASE) DECREASE CASH SURRENDER VALUE OLI	$(5,344)
INCREASE (DECREASE) IN ACCTS PAYABLE	$87,851
INCREASE (DECREASE) IN ACCRUED EXPENSES PAYABLE	$5,345
INCREASE (DECREASE) IN DEFERRED REVENUE	$-
$(83,148)
NET CASH USED BY OPERATING ACTIVITIES	$(12,028)
CASH FLOWS FROM INVESTING ACTIVITIES
DISPOSITION OF EQUIPMENT-NET	$-
PURCHASE OF EQUIPMENT-NET	$(12,024)
$(12,024)
CASH FLOWS FROM FINANCING ACTIVITIES
PRINCIPAL PAYMENTS OF LONG TERM DEBT	$(56,211)
INCREASE (DECREASE) IN LINES OF CREDIT	$6,000
TOTAL	$(50,211)
NET INCREASE (DECREASE) IN CASH	$(74,263)
CASH - BEGINNING OF YEAR	$125,087
CASH - END OF YEAR	$50,824

SEE ACCOUNTANTS AUDIT REPORT AND NOTES TO THE FINANCIAL STATEMENTS

FIRE CONTROLS ELECTRICAL SYSTEMS INC
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2006

ORGANIZATION

The company is a New Jersey Corporation formed in 1981. Principal business activities consist of the sale, installation, design and servicing of fire alarm systems and other related life safety equipment.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHOD

The accrual method of accounting is used for financial statement reporting and income tax reporting purposes.

ACCOUNTS RECEIVABLE

Accounts receivable is reviewed monthly by management. A bad debt allowance is provided based on management’s review of outstanding accounts receivable at the end of each year. The allowance for doubtful accounts at June 30, 2006 was $6,000. The allowance for bad debts is only used for financial reporting purposes and not deducted or credited on the company’s income tax returns.

INVENTORIES

Inventories are stated at the lower of cost or market on a first in, first out basis. The company reduces the value or eliminates the value of inventory for slow moving products. The inventory at June 30, 2006 was not observed by the auditor, however, other procedures was used to test the reasonableness of the inventory valuation used by management for reporting purposes at June 30, 2006.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is provided on the straight line and declining balance methods for financial reporting purposes at rates based on the useful lives of the assets. The accelerated cost recovery system and modified accelerated cost recovery system is used for income tax purposes. Maintenance and repairs are charged to expenses as incurred. Costs of major replacements and renewals are capitalized. Depreciation for the year ended June 30, 2006 was $35,353.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from these estimates.

LIFE INSURANCE POLICIES

The company owns a few life insurance policies on the lives of the officers. Cash value accumulating on these policies amounts to $53,593 at June 30, 2006.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

Details of prepaid expenses and other current assets are as follows:

Prepaid Insurance	$5,600
Current portion of deferred loan costs	175
Prepaid federal income taxes	11,391
Other current assets	734
Total	$17,900

DEFERRED LOAN COSTS

Certain costs incurred to obtain the loan arrangement with PNC bank have been capitalized and are being amortized over the term of the loan.

NOTES PAYABLE AND LINE OF CREDIT

LINE OF CREDIT

PNC BANK

PNC bank has provided the company with a $300,000 line of credit. Interest is calculated at 1% over prime. The line of credit has been extended until October 31, 2007. It is secured by company inventory, receivables, unencumbered equipment and personal guarantees of the shareholders.

BANK OF AMERICA

Bank of America has provided the company with a $100,000 line of credit with no stated expiration date. Interest is calculated at 3% over prime. The loan is secured by personal guarantees of the shareholders.

INSTALLMENT LOANS

PNC BANK

The company has an outstanding installment loan with PNC bank. The monthly installments are $1,633 plus interest at 5.75%. The note matures in November 2008 and is secured by inventory, receivables, unencumbered equipment and the personal guarantees of the shareholders. The balance at June 30, 2006 was $45,733.

AUTO LOANS

GMAC Financial Credit

The company has an outstanding auto loan which is payable $575 monthly. The interest rate is 4.1% and is secured by the vehicle. The balance at June 30, 2007 is $21,911.

Chase Bank Auto Loan

The company has an outstanding auto loan which is payable $410 monthly. The interest rate is 8.25% and is secured by the vehicle. The balance at June 30, 2007 is $11,713.

Sovereign Bank Auto Loan

The company has an outstanding auto loan payable $600 monthly with interest at 5.9%, secured by a vehicle. The balance at June 30, 2006 is $6,409.

Ford Credit

The company has an outstanding auto loan with Ford Credit. The payment is $592 per month, 0% interest and secured by a vehicle. The balance at June 30, 2006 is $1,185.

ACCRUED EXPENSES AND SUNDRY LIABILITIES

An analysis of accrued expenses at June 30, 2007 follows:

Payroll taxes and sales taxes	$19,829
Payroll	9,600
Rent	5,950
Other accrued expenses	10,475
Materials and outside labor	25,100
Total accrued at June 30, 2006	$70,954

RETIREMENT PLAN

The company has and established profit sharing plan 401(k) for its employees. Employees are eligible to participate after one year of service and attaining age 21. Under the plan, the company matches 25% of the participant’s deferral, up to the first 6% of base wages deferred by the participant. At the discretion of management, the company may also contribute additional amounts to the plan. All company contributions vest over a five year period. Retirement plan expense totaled $6,396 for the year ended June 30, 2006.

INCOME TAXES

In July 1981, the company made an election not to be taxed as a corporation, as provided in Internal Revenue Code S corporation provisions. In September 1983, the company revoked the election to be treated as an  S Corporation and as a result, the company is subject to both federal and state corporation taxes.

The provision for income taxes for the year ended June 30, 2006 is as follows:

Federal Tax	$1,950
State Tax	1,150
Deferred taxes	3,050
Total	$6,150

DEFERRED TAX ASSET

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different tax reporting periods. Deferred taxes are classified as current and non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non current depending on the periods in which the timing differences are expected to reverse. Deferred tax assets are recognized primarily from differences between book and tax depreciation.

DEFERRED REVENUE

Fire Controls Electrical Systems Inc. provided monthly, quarterly, semi-annual and annual security system maintenance contracts to its commercial and industrial customers. The contract will provide required maintenance reviews of the security system, as well as necessary repairs, required by local and state laws.

In addition, Fire Controls Electrical Systems Inc. provides security system monitoring on a monthly, quarterly, semi-annual and annual basis.

As of June 30, 2006, the amount of billed maintenance contracts and security system monitoring for periods ending or covered after June 30, 2006 is calculated to be approximately $184,578.

COMMITMENTS AND CONTINGENCIES

OFFICE RENT

The company has a five year lease operating lease agreement for premises owned primarily by the principal shareholder. The current lease calls for a minimum annual rent of $33,096. The agreement expires January 31, 2008. The company also leases an additional parking site owned by the shareholders. Total rent expense charged to operations amounted to $48,999 for the year ended June 30, 2006.

DUE TO SHAREHOLDERS

Periodically, the shareholders have made loans to the company. The loans are unsecured and not represented by a formal note agreement. The balance at June 30, 2006 was $10,700.

STOCKHOLDER’S AGREEMENT

The company and stockholders have effectuated a buy-sell agreement wherein upon retirement, disability or death, the company has agreed to purchase for an agreed value, all of the capital stock owned by the respective shareholders. This agreement was partially being funded, in the event of death, by proceeds of insurance on the lives of the stockholder.

SUBSEQUENT EVENTS

SALE OF COMPANY STOCK AND TRANSFER OF BUSINESS

As of October 1, 2007, a contract was entered into by the current shareholders, to transfer the ownership and 100% of the outstanding capital stock to Somerset International Group, Inc. The transaction has begun and is planned to be fully consummated by February 28, 2008.